Exhibit 99.1

Osiris Therapeutics Reports First Quarter 2012 Financial Results

COLUMBIA, Md. — May 11, 2012 - Osiris Therapeutics, Inc. (NASDAQ: OSIR), the leading stem cell company focused on developing and commercializing products to treat medical conditions in inflammatory, cardiovascular, orthopedic, and wound healing markets, announced today its results for the first quarter ended March 31, 2012.

Highlights and Recent Developments

•                  Strong demand for Grafix® and Ovation® fuels Biosurgery revenue growth to $1.14 million for the quarter - an increase of 49% over the previous quarter.

•                  Manufacturing efficiencies drive gross margin on Biosurgery products up 8 percentage points over the previous quarter to 66%.

•                  Capacity expansion in manufacturing initiated to keep pace with product demand.

•                  CMS issues positive preliminary decision on request to establish HCPCS codes for Grafix product line.  Final decision to be rendered by the end of 2012.

•                  Biosurgery distribution expands its geographic coverage into eight additional states.

•                  Full response filed to inquiries from the Biologics and Genetic Therapies Directorate of Health Canada regarding the Prochymal (remestemcel-L) New Drug Submission and post marketing commitments.

•                  Health Canada’s independent expert advisory panel issues a favorable decision on Prochymal.

•                  A decision on Prochymal is expected from Health Canada during May.

•                  Four new patents issued in the U.S. and Canada covering the use of mesenchymal stem cells for the treatment of graft versus host disease (GvHD) and cardiac disorders.

•                  Finished the quarter with a strong cash, receivables and short-term investment position of $44.2 million.

“This was an excellent quarter all around for Osiris,” said C. Randal Mills, Ph.D., President and Chief Executive Officer of Osiris Therapeutics.  “It is gratifying to witness the solid growth of our Biosurgery products, driven by Osiris’ continued clinical success.  I am particularly proud of how well our team is executing during our transition into a fully commercial entity, including our ability to tackle challenging reimbursement issues and expand our manufacturing and distribution capabilities.”

First Quarter Financial Results

Biosurgery product revenue rose 49% from the previous quarter to $1.14 million.  Total revenues were $4.6 million in the first quarter of 2012, which include the final amortization of license fees from our collaboration agreements. Total revenues in the first quarter of 2011 were $10.4 million, and consisted almost exclusively of amortized license fees. Net loss for the first quarter of 2012 was $1.3 million compared to net income of $4.0 million in the first quarter of 2011.

Research and development expenses for the first quarter of 2012 were $4.0 million, compared to $4.7 million incurred in the first quarter of 2011.  General and administrative expenses were $1.5 million for the first quarter of 2012 compared to $1.7 million for the same period of the prior year.  Net cash used in operations for the three months ended March 31, 2012 was $4.0 million.  As of March 31, 2012, Osiris had $44.2 million of cash, receivables and short-term investments.

Webcast and Conference Call

A webcast and conference call to discuss the financial results is scheduled for today, May 11, 2012 at 9:00 a.m. ET.  To access the webcast, visit the Investor Relations section of the company’s website at http://investor.osiris.com/events.cfm.  Alternatively, callers may participate in the conference call by dialing (877) 303-6133 (U.S. participants) or (970) 315-0493 (international participants).

A replay of the conference call will be available approximately two hours after the completion of the call through May 17, 2012. Callers can access the replay by dialing (855) 859-2056 (U.S. participants) or (404) 537-3406 (international participants). The audio replay confirmation code is 74747423. To access a replay of the webcast, visit the Investor Relations section of the company’s website at http://investor.osiris.com/events.cfm.

About Osiris Therapeutics

Osiris Therapeutics, Inc. is the leading stem cell company focused on developing and marketing products to treat medical conditions in inflammatory, cardiovascular, orthopedic and wound healing markets.  Osiris currently markets and distributes Grafix® and Ovation® for tissue repair.  The company’s pipeline of internally developed biologic drug candidates under evaluation includes Prochymal for inflammatory, autoimmune and cardiovascular indications, as well as ChondrogenTM for arthritis in the knee. Osiris is a fully integrated company, with capabilities in research, development, manufacturing and distribution of stem cell products. Osiris has developed an extensive intellectual property portfolio to protect the company’s technology, including 48 U.S. and 145 foreign patents.

Osiris, Prochymal, Grafix and Ovation are registered trademarks of Osiris Therapeutics, Inc.  More information can be found on the company’s website, www.Osiris.com. (OSIR-G)

7015 Albert Einstein Drive • Columbia, Maryland 21046 • Ph 443.545.1800 • Fax 443.545.1701 • www.Osiris.com

Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.  Examples of forward-looking statements include, but are not limited to, statements regarding the following: our product development efforts; our clinical trials and anticipated regulatory requirements and the ability to successfully navigate these requirements; the success of our product candidates in development; status of the regulatory process for our biologic drug candidates; implementation of our corporate strategy; our financial performance; our product research and development activities and projected expenditures, including our anticipated timeline and clinical strategy for Prochymal, Chondrogen and our other MSC and biologic drug candidates; our cash needs; patents and proprietary rights; the safety and ability of our potential products to treat disease and the results of our scientific research; our plans for sales and marketing; our plans regarding our facilities; types of regulatory frameworks we expect will be applicable to our potential products; and results of our scientific research. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K and other Periodic Reports filed on Form 10-Q, with the United States Securities and Exchange Commission.  Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Erica Elchin

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com

OSIRIS THERAPEUTICS, INC.

Condensed Balance Sheets

Amounts in thousands, except per share data

	March 31, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash	$1,586	$1,661
Investments available for sale	41,618	45,604
Accounts receivable	997	728
Inventory	415	767
Deferred tax asset	2,188	2,188
Prepaid expenses and other current assets	636	470
Total current assets	47,440	51,418

Property and equipment, net	2,306	2,463
Restricted cash	392	392
Total assets	$50,138	$54,273

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued expenses	$4,804	$4,692
Deferred revenue, current portion	—	3,333
Total current liabilities	4,804	8,025

Other long-term liabilities	419	430
Total liabilities	5,223	8,455

Stockholders’ equity
Common stock, $.001 par value, 90,000 shares authorized, 32,853 shares outstanding - 2012, 32,828 shares outstanding - 2011	33	33
Additional paid-in-capital	278,477	278,092
Accumulated other comprehensive income	4	20
Accumulated deficit	(233,599)	(232,327)
Total stockholders’ equity	44,915	45,818
Total liabilities and stockholders’ equity	$50,138	$54,273

OSIRIS THERAPEUTICS, INC.

Condensed Statements of Operations

Unaudited

Amounts in thousands, except per share data

	Three Months Ended
	March 31,
	2012	2011

Product revenues	$1,137	$37
Cost of product revenues	387	15
Gross profit	750	22

Revenue from collaborative research agreements and royalties	3,446	10,395

Operating expenses:
Research and development	3,963	4,711
General and administrative	1,523	1,696
	5,486	6,407

(Loss) income from operations	(1,290)	4,010

Other income, net	18	29

(Loss) income before income taxes	(1,272)	4,039

Provision for income taxes	—	—

Net (loss) income	$(1,272)	$4,039

Basic (loss) earnings per share	$(0.04)	$0.12

Diluted (loss) earnings per share	$(0.04)	$0.12

Weighted average common shares (basic)	32,830	32,807

Weighted average common shares (diluted)	32,830	33,113

OSIRIS THERAPEUTICS, INC.

Condensed Statements of Cash Flows

Unaudited

Amounts in thousands

	Three months ended,
	March 31,
	2012	2011
Cash flows from operating activities:
Net (loss) income	$(1,272)	$4,039
Adjustments to reconcile net (loss) income to net cash used in operations:
Depreciation and amortization	177	189
Non cash share-based payments	385	604
Changes in operating assets and liabilities:
Accounts receivable	(269)	303
Inventory, prepaid expenses, and other current assets	186	(18)
Other assets	—	17
Accounts payable and accrued expenses	101	(869)
Deferred revenue	(3,333)	(10,240)
Net cash used in operating activities	(4,025)	(5,975)

Cash flows from investing activities:
Purchases of property and equipment	(20)	(25)
Proceeds from sale of investments available for sale	3,985	6,000
Purchases of investments available for sale	(15)	(5)
Net cash provided by investing activities	3,950	5,970

Net decrease in cash	(75)	(5)
Cash at beginning of period	1,661	1,442

Cash at end of period	$1,586	$1,437